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                                                                  EXHIBIT 23(II)

                        CONSENT OF DELOITTE & TOUCHE LLP

    We consent to the incorporation by reference in this Registration Statement of Thomas & Betts Corporation on Form S-4 of our report on the consolidated financial statements and financial statement schedule of Augat Inc. dated January 30, 1996 appearing in the Annual Report on Form 10-K of Augat Inc. for the year ended December 31, 1995, and to the reference to us under the heading "Experts" in the Joint Proxy Statement/Prospectus, which is part of this Registration Statement.

                                          /s/ DELOITTE & TOUCHE LLP

DELOITTE & TOUCHE LLP
Boston, Massachusetts
November 7, 1996